CSW International, Inc.
                                  Balance Sheet
                               September 30, 1996
                                   (Unaudited)
                                    ($000's)



ASSETS

CURRENT ASSETS
            Cash                                       $      398,765
            Marketable Securities                              12,104
            Accounts Receivable                               276,293
                                                         -------------
                                                              687,162

NONCURRENT ASSETS
            Equity Investments                                 47,047
            Fixed Assets, net                                 884,905
            Goodwill                                        1,373,791
            Deferred Charges and Other                        207,390
                                                         -------------
                                                            2,513,133

TOTAL                                                  $    3,200,295
                                                         =============


LIABILITIES AND EQUITY

LIABILITIES
            Accounts Payable and Other                 $      270,551
            Borrowings from CSW Corp.                          53,502
            Long Term Debt                                  1,568,411
            Other Liabilities                                 163,077
            Accumulated Deferred Income Taxes                 263,061
                                                         -------------
                                                            2,318,602

EQUITY
            Common Stock                                            1
            Paid in Capital                                   829,000
            Retained Earnings                                  55,373
            Currency Translation Adjustment                    (2,681)
                                                         -------------
                                                              881,693

TOTAL                                                  $    3,200,295
                                                         =============